EXHIBIT 10.21(a)

Amendment Number One
to Acquisition Agreement


	This Amendment Number One to Acquisition Agreement by and among Jetstream Aircraft, Inc., a Delaware corporation ("JAI"), JSX Capital Corporation, a Delaware corporation ("JSX"), and Atlantic Coast Airlines, a California corporation ("ACA") is dated as of June 19, 1996.

	Whereas, the parties have entered into an Acquisition Agreement for Jetstream 41 Aircraft (the "Acquisition Agreement") dated as of December 30, 1994, which Acquisition Agreement provides for the lease to ACA of twenty Jetstream 41 Aircraft (as defined in the Acquisition Agreement) on terms and conditions contained therein; and

	Whereas, eleven of the Jetstream 41 Aircraft have been delivered and leased to ACA pursuant to the Acquisition Agreement, and nine of the Jetstream Aircraft (the "Undelivered Aircraft") have not yet been delivered or leased to ACA, and

	Whereas, Section 9.1.8 of the Acquisition Agreement contains certain conditions precedent to the delivery of the Undelivered Aircraft, and the parties desire to clarify the effect of said conditions precedent and to amend the obligations of the parties with respect to said Undelivered Aircraft;

	Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto acknowledge and agree as follows:

1. Section 9.1.8 of the Acquisition Agreement is hereby deleted.

2. ACA's obligation to accept delivery of, and JAI's obligation to deliver, the Undelivered Aircraft is hereby canceled. The parties shall have no further obligations with respect to the delivery of Undelivered Aircraft unless ACA elects to exercise the option as described below.

3. ACA shall have an option to accept delivery of any of the Undelivered Aircraft on the same terms and conditions as contained in the Acquisition Agreement subject to the conditions precedent in the Acquisition Agreement and further subject to the following:

a) This option shall be exercised by ACA's providing written notice to Jetstream of its intention to accept delivery of any of the Undelivered Aircraft.

b) The option may be exercised in whole or in part, and may be elected incrementally until expiration.

c) The delivery date of any Undelivered Aircraft shall be specified in the notice but shall be at least six months after the delivery of said notice, and with all deliveries to be completed on or before June 30, 1997, both unless otherwise agreed by the parties.
 Jetstream's obligation to meet a delivery date specified in a notice shall be subject to availability, but in that event delivery shall be completed as soon thereafter as Jetstream has available delivery positions as of the date it receives notice.

d) This option will expire for any Undelivered Aircraft for which a notice of exercise is not delivered on or before December 31, 1996.


THE NEXT PAGE IS THE  SIGNATURE PAGE



	In Witness Whereof, the parties hereto have caused this Amendment Number One to Acquisition Agreement to be executed by their duly authorized officers as of the date and year written above.


ATLANTIC COAST AIRLINES	JETSTREAM AIRCRAFT, INC.



By:__________________________	By:__________________________

Its:__________________________	Its:__________________________


JSX CAPITAL CORPORATION


By:__________________________

Its:__________________________









D-3
	DOCS_NY #15119 v7 /BNZ07!.DOC